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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT is made as of September 10, 1997 between UC Television Network Corp., a Delaware corporation (the "Company") and Patrick G. Doran ("Employee").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment. The Company shall employ Employee, and Employee accepts
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employment with the Company, upon the terms and conditions set forth in this
Agreement for the period beginning on the Effective Date and ending as provided in paragraph 4 hereof (the "Employment Period").

     2.  Position and Duties.
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          During the Employment Period, Employee shall serve as the Chief
Financial Officer of the Company and have duties consistent with such position and shall be employed by the Company on a full-time basis and shall devote his full business and professional efforts to the conduct of Company's business. Employee shall not render services to any other business or entity without the prior written consent of the Company's Board of Directors ("Board"). Employee shall not be required to move from Atlanta, Georgia; provided, however, that travel is required as part of Employee's duties.

     3.  Base Salary and Benefits.
         ------------------------

          (a) During the Employment Period, Employee's base salary shall be ONE HUNDRED FIFTY THOUSAND DOLLARS AND NO/100 ($150,000.00) per annum for the period of time from the Effective Date, subject to increase in the discretion of the Board (the "Base Salary"). The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices.

          (b) The Company shall reimburse Employee for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, Employee shall receive an annual bonus to be determined by the Company on a yearly basis (the "Annual Bonus"). The amount and calculation of the Annual Bonus is: (i) $20,000 if the Company achieves 80% of its affiliate relations goal (to be determined by the Company);
(ii) $20,000 if the Company achieves 80% of its stated sales goal (to be determined by the Company); the above goals will be communicated to Employee in writing within sixty (60) days after the Effective Date and annually thereafter; and (iii) $20,000 at the discretion of the Chief Executive Officer of the Company and the Board.
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          (d) In addition to the Base Salary and any Annual Bonus payable to
Employee pursuant to this paragraph 3, Employee shall be entitled to participate in all employee benefit plans and programs of the Company for which officers of the Company are eligible, including, to the extent available or established by the Company, any:

               (i) family health insurance, disability insurance, and dental insurance (Company shall reimburse Employee for COBRA payments to his old employer during the waiting period (if any) for health and dental insurance);

               (ii)   401(k), retirement or similar benefit plans; and

               (iii) stock options for 151,000 shares pursuant to the Company's Stock Option Plan.

          (e) During the Employment Period, the Company shall provide Employee with an automobile allowance of Four Hundred Seventeen and No/100 Dollars ($417.00) per month for the monthly payments, maintenance and operating expenses for any automobile used by Employee.

          (f) During the Employment Period, Employee shall receive fifteen (15) days paid vacation per annum.

     4.  Term.
         ----

          (a) The Employment Period shall commence on September 10, 1997 (the "Effective Date"). The Employment Period shall commence on the Effective Date and end on September 9, 2000 (the "Expiration Date"). The Employment Period may be extended by the mutual consent of the parties; (an "Extension Period"; any such Extension Periods shall be included in the definition of Employment Period) (if the Company does not elect to offer an Extension Period, such notification shall be sent to Employee in writing at least one hundred twenty (120) days prior to the expiration of the Employment Period); and provided further that (i)
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the Employment Period shall terminate prior to such date upon Employee's permanent disability or incapacity (determined as set forth below), resignation or death, and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.
Permanent Disability or incapacity shall occur if Employee misses sixty (60) consecutive days of work and it is determined by an independent physician that such disability or incapacity is permanent.

          (b) If the Employment Period is terminated by the Company for Cause or upon the Employee's resignation, Employee shall be entitled to receive his Base Salary and unpaid earned vacation and other benefits through the date of termination and shall not be entitled to any other amounts hereunder.

          (c) If the Employment Period is terminated by reason of the Employee's death or Permanent Disability or upon the expiration of the Employment Period after either party has

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given notice of non-extension pursuant to Paragraph 4(a), Employee shall be entitled to receive his Base Salary and unpaid earned vacation and other benefits through the date of termination.

          (d) If the Employment Period is terminated by the Company without Cause, Employee shall be entitled to receive his base salary plus benefits and bonus for the remainder of the Employment Period.

          (e) For purposes of this Agreement, "Cause" shall mean (i) the conviction of a felony or a crime involving moral turpitude or the conviction of any other crime involving dishonesty, disloyalty or fraud with respect to the Company, (ii) gross negligence or willful misconduct with respect to the Company, or (iii) any other material breach of this Agreement, or (iv) the repeated failure to perform Employee's duties as directed by the Board (which duties shall be consistent with Employee's position and duties as set forth in
Section 1 and 2 above); provided, however, that with respect to clause (iii) or
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(iv) above, if such failure or breach is capable of cure, such failure or breach, as the case may be, shall not be deemed to constitute Cause unless such failure or breach remains uncured after the expiration of ten (10) days after notice thereof to Employee.

          (f) Notwithstanding the foregoing, Employee shall have the obligation to mitigate damages and obtain other employment upon termination, which will reduce and offset the payments hereunder.


     5. Confidential Information. The Employee acknowledges that the
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information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Employee agrees that, except in the performance of duties for the Company, he shall not during the Employment Period or for two (2) years after the Termination Date, for any reason whatsoever, disclose to any unauthorized person or use for his own account any Confidential Information without prior written consent of the Board, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's wrongful acts or omissions to act, (ii) as necessary to comply with compulsory legal process, provided that Employee shall provide prior notice to the Company regarding such disclosure and the Company, as applicable, shall have the right to contest such disclosure,
(iii) as necessary to counsel and other professional advisors retained by the Employee, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Employee and such professional and (iv) disclosures of information obtained, to Employee's knowledge from a third party free of restrictions or disclosure of information in Employee's possession prior to the date hereof which was obtained from a source other than the Company or its predecessors. Employee shall deliver to the Company at the termination of the Employment Period, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information, Work Product or the business of the Company which he may then possess or have under his control.

     6.  Inventions and Patents.  Employee agrees that all ideas, concepts,
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marketing strategies, management techniques, product development, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or

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anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the Company ("Work Product") belong to the Company. Employee will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  Non-Compete, Non-Solicitation.
         -----------------------------

          (a) Employee acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Employee agrees that, during the Employment Period and for two years after the Termination Date, such termination being for any reason whatsoever (the "Non-Compete Period"), he shall not directly or indirectly manage, control, consult with or render services as an executive officer or financial officer for any business competing with the business of the Company, which is an information or entertainment network which markets to colleges or universities (the "Business") within any geographical area in which the Company engages or plans to engage in such businesses, which is in the United States of America. Notwithstanding the foregoing, nothing herein shall prohibit Employee from being a passive owner of not more than 5% of the outstanding stock of any class of a company which is publicly traded, so long as Employee has no active participation in the management or the business of such company.

          (b) During the Non-Compete Period, Employee shall not directly or indirectly, on behalf of any Person in the Business solicit, encourage, entice or induce (or attempt to do any of the foregoing) a customer of Company with whom Employee had contact while employed with the Company to cease doing business with Company.

          (c) During the Employment Period and for eighteen months thereafter, Employee shall not directly or indirectly through another entity (i) solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof,
(ii) hire any person who was an employee of the Company at any time during the Employment Period or (iii) induce or attempt to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     8.  Enforcement. If, at the time of enforcement of paragraphs 5, 6 or 7 of
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this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parities hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Employee's services are unique and because Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or

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threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     9.  Employee Representations.  Employee hereby represents and warrants to
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the Company that (i) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employee is a party or by which he is bound, and (ii) Employee is not a party to or bound by any consulting agreement, employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement.

     10.  Notices.  Any notice provided for in this Agreement shall be in
          -------
writing and shall be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

     Notice to Employee:
                    Patrick G. Doran
                    4395 Windsor Oaks Circle
                    Marietta, Georgia 30066

     Notices to Company:
                    UC Television Network Corp.
                    5784 Lake Forrest Drive, Suite 275
                    Atlanta, Georgia  30328
                    Telecopy No.: (404) 257-9517
                    Attention:  Jason Elkin

     With a Copy to:
                    Morris, Manning and Martin, LLP
                    1600 Atlanta Financial Center
                    3343 Peachtree Road, NE
                    Telecopy No.: (404) 365-9532
                    Attention: Neil H. Dickson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          11. Severability.  Whenever possible, each provision of this agreement
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will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not

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affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.  Complete Agreement.  This Agreement and those documents expressly
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referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13.  Counterparts.  This Agreement may be executed in separate
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counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

          14.  Successors and Assigns. This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Employee may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          15.  Choice of Law. This Agreement will be governed by the internal
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law, and not the laws of conflicts, of the State of Georgia.

          16.  Amendment and Waiver. The provisions of this Agreement may be
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amended or waived with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 UC TELEVISION NETWORK CORP.

                                 By:   /s/ Jason Elkin
                                    ------------------
                                    Jason Elkin
                                    Chief Executive Officer and
                                    Chairman of the Board


                                      /s/ Patrick G. Doran
                                   -----------------------
                                   Patrick G. Doran

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